EXHIBIT 99.1

Terra Tech Corp Announces Sale of Blüm Desert Inn Retail Dispensary for $10 Million

IRVINE, CA – May 9, 2019 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, is pleased to announce it has agreed to sell 100% of the assets of its cannabis dispensary located at 1130 East Desert Inn Road, Las Vegas, Nevada to Picksy LLC, a Nevada limited liability company, for a total consideration of $10 million. The payments will consist of $7.2 million in cash payments and $2.8 million in the form of a 12 month promissory note bearing 5% interest and secured by the assets.

Located off the Las Vegas Strip near the Las Vegas Convention Center, the 5,220 square foot facility was initially opened by Terra Tech in October of 2016 to sell premium medical cannabis, flowers, shatters, waxes and oils, among other high-quality cannabis products from a range of reputable providers of superior grade medical cannabis. Since then, the valuation of the dispensary has grown and Terra Tech is confident that a sale is the best way to realize value for shareholders, given the significant increase in value the property has seen since it was purchased by the Company.

Derek Peterson, CEO of Terra Tech, commented, “The planned sale of Blüm Desert Inn is the first milestone in our restructuring strategy which is focused on leveraging our balance sheet to fuel growth, rather than accessing the capital markets on a regular basis. The valuation of the Desert Inn Road location has increased significantly since we opened the dispensary. By selling the location we will strategically monetize this asset and lock in these returns. We plan to redeploy the additional capital generated by this sale toward more productive assets in California. These additional funds make us well positioned to build on our strong momentum through increased investments in infrastructure and sales and marketing.”

Terra Tech anticipates the closing of the transaction within 90 days, pending all state and local jurisdictional approvals.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC.  Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

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Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate its subsidiaries into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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